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                                                                     EXHIBIT 3.3

                          CERTIFICATE OF INCORPORATION
                          ----------------------------

                                       OF
                                       --

                                   CC&E CORP.
                                   ----------

        FIRST: The name of the Corporation is CC&E Corp.

        SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) all of which shall be shares of Common Stock, $.0l par value.

        FIFTH: The name and mailing address of the incorporator is as follows:

        NAME                        MAILING ADDRESS
        ----                        ---------------

        Brendan Ford                3200 National City Center
                                    Cleveland, Ohio  44114

        SIXTH: The number of directors which shall constitute the whole board shall be fixed by, or in the manner provided in, the By-laws of the Corporation. Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the By-laws,

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or, if not so designated, at the registered office of the Corporation in the
State of Delaware. Election of directors need not be by written ballot unless and to the extent that the Bylaws of the Corporation so provide.

        SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the Corporation except that any by-law adopted by the stockholders may be altered or repealed only by the stockholders if such by-law specifically so provides.

        EIGHTH: Any one or more directors may be removed, with or without cause, by the vote oar written consent of the holders of a majority of the issued and outstanding shares of stock of the Corporation.

        NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them, and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of

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creditors, and/or of the stockholders or class of stockholders of the
Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

        TENTH: In the event any provision (or portion thereof) of this Certificate of Incorporation shall be found to be invalid, prohibited, or unenforceable for any reason, the remaining provisions (or portions thereof) of this Certificate shall be deemed to remain in full force and effect, and shall be construed as if such invalid, prohibited, or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its stockholders that each such remaining provision (or portion thereof) of this Certificate remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, notwithstanding any such finding.


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        ELEVENTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

        TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and all rights conferred upon stockholders herein are granted subject to this reservation.

        THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly I hereunto set my hand this day of December, 1988.


                                        /s/ Brendan Ford
                                        ------------------------------
                                        Brendan Ford
                                        Sole Incorporator



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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                   * * * * *

CC&E Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That the Board Of Directors of said corporation, by the unanimous written consent of its shareholders made effective as of January 2, 1997 with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                RESOLVED, that the Certificate of Incorporation of CC&B Corp. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

        "FIRST: The name of the Corporation is Continental Conveyor & Equipment Company."

        SECOND: That in lieu of a meeting arid vote of stockholders, the stockholders have: given unanimous Written consent to said amendment in accordance with the provisions of Section 22S of the General Corporation Law of the State of Delaware.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said CC&E Corp. has caused this certificate to be signed by Ralph L. Nehrig, its Vice President, this 6th day of January 1997.

                                      CC&E CORP.

                                      By: /s/ Ralph L. Nehrig
                                         -------------------------------
                                         Ralph L. Nehrig, Vice President

ATTEST

/s/ F. J. Rzicznek
------------------------------------
By: F. J. Rzicznek, Secretary